CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in this Registration Statement (Form N-1A) of Nicholas Equity Income Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 (File No. 033-69804).

/s/ ERNST & YOUNG LLP

Chicago, Illinois July 30, 2009